Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 8, 2010, relating to the consolidated financial statements of MontaVista Software, Inc. appearing in the Current Report on Form 8-K/A filed by Cavium Networks, Inc. on January 8, 2010.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP

San Jose, California
January 8, 2010